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EXHIBIT 10.2

TANNING TECHNOLOGY CORPORATION
SUBSCRIPTION AGREEMENT

1.
Gregory A. Conley ("Subscriber") hereby agrees to purchase on the dates set forth on Attachment A such number of shares of common stock, par value $.01 per share (the "Shares") of Tanning Technology Corporation (the "Company") set forth opposite such dates, in each case at a purchase price of $4.10 per Share (for an aggregate purchase price of seven hundred twenty-four thousand eight hundred thirty dollars and eighty cents ($724,830.80)). Against receipt of each installment of such purchase price, the Company shall cause its transfer agent (by irrevocable written instruction) to issue to Subscriber a stock certificate representing such number of Shares purchased on such date, which Shares shall be validly issued, fully paid and non-assessable.
2.
Subscriber represents and warrants to the Company that the Shares acquired pursuant to this agreement are being purchased for investment purposes only, and not with a view to the sale and distribution thereof.
3.
Subscriber represents and warrants to the Company that he is an "accredited investor", as defined in the Securities Act of 1933 (the "Act").
4.
Subscriber acknowledges that the Shares acquired pursuant to this agreement may not be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration, except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is established to the satisfaction of the Company.
5.
The Company represents and warrants that none of the Company's (i) Prospectus dated July 22, 1999, as filed pursuant to Rule 424(b)(1) under the Securities Act of 1933, as amended, or (ii) Reports on Form 10-Q for the periods ended June 30, 1999, 2000 and 2001, September 30, 1999 and 2000, or March 31, 2000 and 2001, or (iii) Reports of Form 10-K for the periods ended December 31, 1999 and 2000, as of the dates they were filed, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
6.
The parties acknowledge and agree that the obligations contained herein are independent of any other agreements or relationships the parties may have with each other.

    IN WITNESS WHEREOF, Subscriber has duly executed this Subscription Agreement this 14th day of September, 2001.

GREGORY A. CONLEY
By:	/s/ GREGORY A. CONLEY Name: Gregory A. Conley

Agreed and Accepted on this
14th day of September, 2001:

TANNING TECHNOLOGY CORPORATION

By:	/s/ FREDERICK H. FOGEL Name: Frederick H. Fogel Title: General Counsel and SVP, Business Affairs

EXHIBIT A

STOCK PURCHASE SCHEDULE

Date	Dollar Amount	Number of Shares
November 25, 2001	$117,001.70	28,537
January 25, 2002	$115,000.90	28,049
February 25, 2002	$187,829.20	45,812
March 25, 2002	$189,998.10	46,341
November 25, 2002	$115,000.90	28,049

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STOCK PURCHASE SCHEDULE